First Watch Restaurant Group, Inc. Reports Strong 2022 Financial Results and Provides 2023 Outlook
•Total revenues of $730.2 million, up 21.5% and System-wide sales of $914.8 million, up 21.9%
•Same-restaurant sales growth of 14.5% and Same-restaurant traffic growth of 7.7%
•Income from operations margin of 2.4% and Restaurant level operating profit margin of 17.9%
•43 system-wide restaurants opened across 16 states

BRADENTON, Fla. — March 7, 2023 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended December 25, 2022 (“Q4 2022”) and fiscal year ended December 25, 2022 (“2022”) compared to the thirteen weeks ended December 26, 2021 (“Q4 2021”) and fiscal year ended December 26, 2021 (“2021”) and provided an outlook for the fiscal year ending December 31, 2023 (“2023”).

“First Watch delivered another impressive year in 2022, achieving a 21.5% increase in total revenues and same-restaurant sales and traffic growth of 14.5% and 7.7%, respectively, when compared to a strong 2021,” said Chris Tomasso, First Watch CEO and President. “We’re off to an encouraging start to 2023, with same-restaurant sales and traffic growth of 15.7% and 8.5%, respectively through the first two periods of the quarter. 2023 also marks our 40th operating year and I’m not only proud of all First Watch has accomplished since we opened our doors in 1983, but optimistic about what we are poised to achieve.”

Highlights for Q4 2022 compared to Q4 2021:

•Total revenues increased 14.2% to $185.7 million in Q4 2022 from $162.6 million in Q4 2021
•System-wide sales increased 15.6% to $234.2 million in Q4 2022 from $202.7 million in Q4 2021
•Same-restaurant sales growth of 7.7% (up 29.3% relative to Q4 2019*)
•Same-restaurant traffic growth of (0.6)% (up 5.2% relative to Q4 2019*)
•Income from operations of $1.5 million and Income from operations margin of 0.8% in Q4 2022 compared to Loss from operations of $(1.1) million and Loss from operations margin of (0.7)% in Q4 2021, respectively
•Restaurant level operating profit** and Restaurant level operating profit margin** of $30.5 million and 16.7% in Q4 2022 compared to $29.2 million and 18.2% in Q4 2021, respectively
•Net loss improved to $(0.5) million in Q4 2022 compared to $(4.7) million in Q4 2021
•Adjusted EBITDA** increased to $15.1 million in Q4 2022 from $14.2 million in Q4 2021
•Opened 16 system-wide restaurants (11 company-owned and 5 franchise-owned) across 12 states, resulting in a total of 474 system-wide restaurants (366 company-owned and 108 franchise-owned) across 29 states

Highlights for 2022 compared to 2021:

•Total revenues increased 21.5% to $730.2 million in 2022 from $601.2 million in 2021
•System-wide sales increased 21.9% to $914.8 million in 2022 from $750.7 million in 2021
•Same-restaurant sales growth of 14.5% (up 29.6% relative to 2019*)
•Same-restaurant traffic growth of 7.7% (up 6.5% relative to 2019*)
•Income from operations and Income from operations margin of $16.9 million and 2.4% compared to $22.2 million and 3.8% in 2021, respectively
•Restaurant level operating profit** and Restaurant level operating profit margin** of $128.9 million and 17.9% compared to $115.4 million and 19.5% in 2021, respectively
•Net income of $6.9 million compared to Net loss of $(2.1) million in 2021
•Adjusted EBITDA** increased to $69.3 million from $66.3 million in 2021
•Opened 43 system-wide restaurants (29 company-owned and 14 franchise-owned) across 16 states resulting in a total of 474 system-wide restaurants (366 company-owned and 108 franchise-owned) across 29 states
___________________
* Comparison to the thirteen weeks ended December 29, 2019 (“Q4 2019”) and fiscal year ended December 29, 2019 (“2019”) is presented for enhanced comparability due to the economic impact of COVID-19
** See “Non-GAAP Financial Measures” below

Outlook Fiscal Year 2023

The Company provides the following outlook for the 53-week fiscal year ended December 31, 2023:

•Same-restaurant sales growth of 6.0% to 8.0% with continued positive same-restaurant traffic growth
•Total revenue growth of 15.0% to 19.0%
•Adjusted EBITDA* in the range of $76.0 million to $81.0 million
•Total of 45-51 new system-wide restaurants, net of 3 company-owned restaurant closures (38 to 42 new company-owned restaurants and 10 to 12 new franchise-owned restaurants)
•Capital expenditures in the range of $100.0 million to $110.0 million invested primarily in new restaurant projects and planned remodels
•Blended tax rate of 36.0% to 38.0%

The Company reiterates its long-term annual financial targets as follows:

•Percentage unit growth in the low double digits
•Same-restaurant sales growth of ~3.5%
•Restaurant sales growth in the mid-teens
•Adjusted EBITDA percentage growth in the mid-teens

The Company also believes that the brand has the potential for more than 2,200 restaurants in the U.S.

______________________
*We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Q4 2022 Financial Results
Total revenues increased 14.2% to $185.7 million in Q4 2022 from $162.6 million in Q4 2021 primarily due to (i) same-restaurant sales growth of 7.7% driven by an increase in average check per person of 8.3% and the increase in third-party delivery sales, (ii) $12.3 million from our 29 new company-owned restaurants and (iii) the increase of $0.5 million in franchise revenues primarily due to higher sales from franchise-owned restaurants and 14 new franchise-owned restaurants. The increase was partially offset by the slight decline in same-restaurant traffic growth primarily due to Hurricane Ian, which forced temporary closures of 85 restaurants in the Southeast.

Income from operations of $1.5 million in Q4 2022 compared to Loss from operations of $(1.1) million in Q4 2021 was primarily due to (i) the increase in total revenues, (ii) stock compensation expense of $5.3 million recorded in Q4 2021 in connection with modifications of certain stock option awards and (iii) lower marketing expense.

The increase was partially offset by (i) higher food and beverage costs, restaurant-level wages and staffing levels and other operating expenses driven by the increase in restaurant sales and restaurant unit growth, (ii) higher general and administrative expenses mainly due to the increase in staffing levels, recruiting and training, consulting services associated with being a public company and costs related to strategic and growth initiatives, as well as (iii) the gain of $2.0 million recognized in Q4 2021 related to a lease termination for the redevelopment of a restaurant facility by a landlord.

Income from operations margin of 0.8% in Q4 2022 compared to Loss from operations margin of (0.7)% in Q4 2021 was primarily due to (i) lower general and administrative expenses mainly due to stock-based compensation expense recorded in Q4 2021 in connection with modifications of certain stock option awards, (ii) leveraging increased restaurant sales and (iii) menu price increases.

This was partially offset by (i) the increase in restaurant-level wages and staffing levels and (ii) the gain of $2.0 million recognized in Q4 2021 related to a lease termination for the redevelopment of a restaurant facility by a landlord.

Restaurant level operating profit increased to $30.5 million in Q4 2022 from $29.2 million in Q4 2021 primarily due to same-restaurant sales growth of 7.7% driven by the increase in average check per person and the increase in third-party delivery sales. This was partially offset by (i) inflation across commodities and supplies, (ii) the increase in restaurant-level wages and staffing, other operating expenses and occupancy expenses mainly driven by restaurant growth and (iii) the increase in pre-opening expenses driven by the increase in the number of new restaurant openings as well as restaurants that are expected to open in 2023.
Restaurant level operating profit margin decreased to 16.7% in Q4 2022 from 18.2% in Q4 2021 primarily due to (i) inflation across supplies and commodities and (ii) the increase in restaurant-level wages and staffing. This was partially offset by menu price increases.
Net loss improved to $(0.5) million in Q4 2022 from $(4.7) million in Q4 2021 primarily due to (i) income from operations and (ii) the $2.4 million loss on extinguishment of debt recognized in 2021 in connection with the full repayment of our previous debt. This was partially offset by higher income tax expense, which was mainly driven by the Company’s increased profitability.

Adjusted EBITDA in Q4 2022 increased to $15.1 million from $14.2 million in Q4 2021 primarily due to the increase in restaurant level operating profit, which was partially offset by higher general and administrative expenses. The increase in general and administrative expenses was mainly driven by the increase in (i) staffing levels, (ii) recruiting and training, (iii) consulting services associated with being a public company and (iv) costs related to strategic and growth initiatives. The increase in general and administrative expenses was partially offset by lower marketing expense.

New Restaurant Openings during Q4 2022 included 11 company-owned and 5 franchise-owned restaurants. During the fiscal year ended December 25, 2022, there was a total of 43 new system-wide restaurants (29 company-owned and 14 franchise-owned) across 16 states resulting in a total of 474 system-wide restaurants (366 company-owned and 108 franchise-owned) across 29 states.

For additional financial information related to the fiscal year ended December 25, 2022, refer to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2023, which can be accessed at https://investors.firstwatch.com in the Financials & Filings section.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast today to discuss these financial results for Q4 2022 at 8:00 AM ET.

Interested parties may listen to the conference call via any one of three options:

–Dial 412-317-5208, which will be answered by an operator
–Pre-register by entering your information at this Call me™ link and entering the following Call me™ passcode to receive a direct call for instant access to the event: 6644352
–Join the webcast at https://investors.firstwatch.com/news-and-events/events

The webcast will be archived shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). At December 25, 2022, there were 301 restaurants in the one-year Comparable Restaurant Base and 207 restaurants in the three-year Comparable Restaurant Base.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. At December 25, 2022, there were 301 restaurants in the one-year Comparable Restaurant Base and 207 restaurants in the three-year Comparable Restaurant Base.

Adjusted EBITDA: a non-GAAP measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch’s chef-driven menu includes elevated executions of classic favorites along with First Watch specialties such as the protein-packed Quinoa Power Bowl®, Farmstand Breakfast Tacos, Avocado Toast, Chickichanga, Morning Meditation (juiced in-house daily), Vodka Kale Tonic and its famous Million Dollar Bacon. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation’s Restaurant News for its seasonal Braised Short Rib Omelet, recognized with ADP’s coveted Culture at Work award and named a Top 100 Most Loved Workplace® by Newsweek and the Best Practice Institute. In 2021, First Watch was recognized as FSR Magazine’s Best Menu and as the fastest-growing full-service restaurant chain based on unit growth. There are more than 470 First Watch restaurants in 29 states and the restaurant concept is majority owned by Advent International, one of the world’s largest private-equity firms. For more information, visit www.firstwatch.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning First Watch’s possible or assumed future results of operations, new restaurant openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “outlook,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding ongoing hostility between Russia and Ukraine and the related impact on macroeconomic conditions, including inflation, as a result of such conflict or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; adverse effects of the COVID-19 pandemic or other infectious diseases; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. For additional discussion of factors that could impact our operational and financial results, please refer to our filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Investor Relations Contact

Steve L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact

FirstWatch@icrinc.com
Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use non-GAAP measures, which present operating results on an adjusted basis. These supplemental measures of performance that are not required by or presented in accordance with GAAP include the following: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin (collectively, the “non-GAAP financial measures”). Our presentation of these non-GAAP financial measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. Management believes that the use of these non-GAAP financial measures provides additional transparency of our operations, facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, identifies operational trends and allows for greater transparency with respect to key metrics used by us in our financial and operational decision making. Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have important limitations as analytical tools and may not provide a complete understanding of our performance. These non-GAAP financial measures should not be considered as an alternative or substitute to net income (loss), income (loss) from operations, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. These non-GAAP financial measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company’s performance to that of its competitors and (iv) to provide investors with additional transparency of the Company’s operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company’s operating performance relative to the Company’s performance based on the Company’s GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company’s ongoing core operating performance.

The following tables reconcile Net income (loss) and Net income (loss) margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin for the periods indicated:

	FOURTH QUARTER
(in thousands)	2022	2021	2020
Net loss	$(486)	$(4,653)	$(7,118)
Depreciation and amortization	8,928	8,414	7,848
Interest expense	1,738	1,443	6,316
Income taxes	742	(167)	(3,849)
EBITDA	10,922	5,037	3,197
IPO-readiness and strategic transition costs (1)	367	647	436
Stock-based compensation (2)	2,553	7,850	179
Loss on extinguishment of debt	—	2,403	—
Transaction expenses (income), net (3)	537	(1,908)	(323)
Impairments and loss on disposal of assets (4)	348	120	33
Recruiting and relocation costs (5)	111	18	56
Severance costs (6)	—	—	(5)
Delaware Voluntary Disclosure Agreement Program (7)	149	—	—
Costs in connection with natural disasters, net of insurance recoveries (8)	115	—	—
COVID-19 related charges (9)	—	—	(96)
Adjusted EBITDA	$15,102	$14,167	$3,477

Total revenues	$185,745	$162,620	$109,393
Net loss margin	(0.3)%	(2.9)%	(6.5)%
Adjusted EBITDA margin	8.1%	8.7%	3.2%

Additional information
Deferred rent expense (income) (10)	$507	$(48)	$148

	FISCAL YEAR
(in thousands)	2022	2021	2020
Net income (loss)	$6,907	$(2,107)	$(49,681)
Depreciation and amortization	34,230	32,379	30,725
Interest expense	5,232	20,099	22,815
Income taxes	5,684	2,477	(19,873)
EBITDA	52,053	52,848	(16,014)
IPO-readiness and strategic transition costs (1)	2,318	2,402	4,247
Stock-based compensation (2)	10,374	8,596	750
Loss on extinguishment of debt	—	2,403	—
Transaction expenses (income), net (3)	2,513	(1,156)	(258)
Impairments and loss on disposal of assets (4)	920	381	315
Recruiting and relocation costs (5)	681	351	228
Severance costs (6)	155	265	239
Delaware Voluntary Disclosure Agreement Program (7)	149	—	—
Costs in connection with natural disasters, net of insurance recoveries (8)	115	—	—
COVID-19 related charges (9)	—	211	4,749
Adjusted EBITDA	$69,278	$66,301	$(5,744)

Total revenues	$730,162	$601,193	$342,388
Net income (loss) margin	0.9%	(0.4)%	(14.5)%
Adjusted EBITDA margin	9.5%	11.0%	(1.7)%

Additional information
Deferred rent expense (income) (10)	$2,418	$(2,011)	$10,087
___________________________
(1) Represents costs related to the assessment and redesign of our systems and processes. In 2021 and 2020, the costs also include information technology support and external professional service costs incurred in connection with IPO-readiness efforts. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(2) Represents non-cash, stock-based compensation expense which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(3) Represents (i) revaluations of contingent consideration payable to previous stockholders for tax savings generated through the use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017, (ii) gains or losses associated with lease or contract terminations, (iii) costs incurred in connection with the acquisition of franchise-owned restaurants, (iv) costs related to restaurant closures and (v) costs related to secondary offerings of the Company’s common stock.
(4) Represents costs related to the disposal of assets due to retirements, replacements, restaurant closures and natural disasters. There were no impairments recognized during the periods presented.
(5) Represents costs incurred for hiring qualified individuals as we assessed the redesign of our systems and processes. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(6) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(7) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(8) Represents costs incurred, net of insurance recoveries, in connection with Hurricane Ian. The costs include inventory obsolescence and spoilage, compensation for employees and support for hurricane relief, which were recorded in Food and beverage costs, Labor and other expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(9) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(10) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	FOURTH QUARTER
(in thousands)	2022	2021	2020
Income (Loss) from operations	$1,479	$(1,067)	$(4,729)
Less: Franchise revenues	(2,893)	(2,413)	(1,506)
Add:
General and administrative expenses	21,765	26,028	12,697
Depreciation and amortization	8,928	8,414	7,848
Transaction expenses (income), net (1)	537	(1,908)	(323)
Impairments and loss on disposal of assets (2)	348	120	33
Costs in connection with natural disasters(3)	382	—	—
COVID-19 related charges (4)	—	—	14
Restaurant level operating profit	$30,546	$29,174	$14,034

Restaurant sales	$182,852	$160,207	$107,887
Income (Loss) from operations margin	0.8%	(0.7)%	(4.4)%
Restaurant level operating profit margin	16.7%	18.2%	13.0%

Additional information
Deferred rent expense (5)	$457	$(97)	$163

	FISCAL YEAR
(in thousands)	2022	2021	2020
Income (Loss) from operations	$16,913	$22,243	$(47,222)
Less: Franchise revenues	(10,981)	(8,850)	(4,955)
Add:
General and administrative expenses	84,959	70,388	46,322
Depreciation and amortization	34,230	32,379	30,725
Transaction expenses (income), net (1)	2,513	(1,156)	(258)
Impairments and loss on disposal of assets (2)	920	381	315
Costs in connection with natural disasters (3)	382	—	—
COVID-19 related charges (4)	—	19	3,309
Restaurant level operating profit	$128,936	$115,404	$28,236

Restaurant sales	$719,181	$592,343	$337,433
Income (Loss) from operations margin	2.4%	3.8%	(14.0)%
Restaurant level operating profit margin	17.9%	19.5%	8.4%

Additional information
Deferred rent expense (income) (5)	$2,219	$(2,075)	$10,029
____________________________
(1) Represents (i) revaluations of contingent consideration payable to previous stockholders for tax savings generated through the use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017, (ii) gains or losses associated with lease or contract terminations, (iii) costs incurred in connection with the acquisition of franchise-owned restaurants, (iv) costs related to restaurant closures and (v) costs related to secondary offerings of the Company’s common stock.
(2) Represents costs related to the disposal of assets due to retirements, replacements, certain restaurant closures and natural disasters. There were no impairments recognized during the periods presented.
(3) Represents costs incurred in connection with Hurricane Ian. The costs include inventory obsolescence and spoilage as well as compensation for employees, which were recorded in Food and beverage costs and Labor and other expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(4) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(5) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	Fourth Quarter
	2022	2021	2020
Revenues:
Restaurant sales	$182,852	$160,207	$107,887
Franchise revenues	2,893	2,413	1,506
Total revenues	185,745	162,620	109,393
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	43,361	37,818	23,935
Labor and other related expenses	63,166	52,581	36,253
Other restaurant operating expenses	28,715	25,500	20,356
Occupancy expenses	15,601	14,397	12,626
Pre-opening expenses	1,845	737	697
General and administrative expenses	21,765	26,028	12,697
Depreciation and amortization	8,928	8,414	7,848
Impairments and loss on disposal of assets	348	120	33
Transaction expenses (income), net	537	(1,908)	(323)
Total operating costs and expenses	184,266	163,687	114,122
Income (Loss) from operations	1,479	(1,067)	(4,729)
Interest expense	(1,738)	(1,443)	(6,316)
Other income (expense), net	515	(2,310)	78
Income (Loss) before income taxes	256	(4,820)	(10,967)
Income tax (expense) benefit	(742)	167	3,849
Net loss and total comprehensive loss	$(486)	$(4,653)	$(7,118)

Net loss per common share - basic and diluted	$(0.01)	$(0.08)	$(0.16)
Weighted average number of common shares outstanding - basic and diluted	59,193,779	57,814,630	45,013,784

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	FISCAL YEAR
	2022	2021	2020
Revenues:
Restaurant sales	$719,181	$592,343	$337,433
Franchise revenues	10,981	8,850	4,955
Total revenues	730,162	601,193	342,388
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	172,561	134,201	76,975
Labor and other related expenses	238,257	189,167	120,380
Other restaurant operating expenses	114,476	94,847	61,821
Occupancy expenses	59,919	55,433	49,450
Pre-opening expenses	5,414	3,310	3,880
General and administrative expenses	84,959	70,388	46,322
Depreciation and amortization	34,230	32,379	30,725
Impairments and loss on disposal of assets	920	381	315
Transaction expenses (income), net	2,513	(1,156)	(258)
Total operating costs and expenses	713,249	578,950	389,610
Income (Loss) from operations	16,913	22,243	(47,222)
Interest expense	(5,232)	(20,099)	(22,815)
Other income (expense), net	910	(1,774)	483
Income (Loss) before income taxes	12,591	370	(69,554)
Income tax (expense) benefit	(5,684)	(2,477)	19,873
Net income (loss) and total comprehensive income (loss)	$6,907	$(2,107)	$(49,681)

Net income (loss) per common share - basic	$0.12	$(0.04)	$(1.10)
Net income (loss) per common share - diluted	$0.11	$(0.04)	$(1.10)
Weighted average number of common shares outstanding - basic	59,097,512	48,213,995	45,013,784
Weighted average number of common shares outstanding - diluted	60,140,045	48,213,995	45,013,784

Same-Restaurant Sales Growth and Same-Restaurant Traffic Growth

THIRTEEN WEEKS ENDED	SAME-RESTAURANT SALES GROWTH	SAME-RESTAURANT TRAFFIC GROWTH	COMPARABLE RESTAURANT BASE
December 25, 2022	7.7%	(0.6)%	301
December 26, 2021	36.7%	31.9%	269
December 27, 2020	(11.3)%	(19.1)%	212
December 29, 2019	4.6%	0.2%	168